EXHIBIT 99.1
Vital Energy Expands Permian Footprint with Delaware Basin Acquisition
Accretive transaction strengthens Free Cash Flow outlook and adds ~100 high-value oil-weighted locations
TULSA, OK - May 12, 2023 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today announced the signing of a definitive joint purchase and sale agreement to acquire the assets of Forge Energy II Delaware, LLC ("Forge"), an EnCap portfolio company, further expanding the Company’s Permian Basin focus and establishing a core operating position in the Delaware Basin.
The agreement was signed in partnership with a third party, with the companies jointly agreeing to acquire Forge’s assets in an all-cash transaction for total consideration of $540 million. Vital Energy agreed to acquire 70% of the assets for $378 million and will operate the asset, with the third party acquiring the remaining 30% for $162 million. Vital Energy plans to fund the acquisition through the use of its credit facility. The transaction is expected to close in late second-quarter 2023 with an effective date of March 1, 2023, subject to customary closing conditions.
"This accretive acquisition is attractively priced and significantly expands Vital Energy’s Permian focus, adding a core operating area in the Delaware Basin," stated Jason Pigott, President and Chief Executive Officer. "We have a proven track record of building value through our disciplined acquisition strategy. Today’s deal significantly enhances our outlook for Free Cash Flow generation which we will use to pay down debt and strengthen our balance sheet."
Highlights:
Expands Permian Basin focus: Transaction will expand Vital Energy’s Permian Basin leasehold to ~198,000 net acres and establish core operating positions in Pecos, Reeves and Ward counties. The Company has a track record of successfully integrating acquired assets and enhancing profitability through application of its proven processes and proprietary technologies.
Extends high-value, oil-weighted inventory: Transaction to add approximately 100 gross high-value oil locations in the 2nd and 3rd Bone Spring and Wolfcamp A with an average breakeven oil price of approximately $50 NYMEX WTI, with potential upside in additional stacked formations.
Increases scale: Adds nearly 42,000 gross acres (24,000 net) and current production of approximately 9.5 thousand barrels of oil equivalent per day, 65% oil, net to Vital Energy. The Company plans to operate one rig on the acquired properties, increasing the Company’s total Permian Basin rig count to three rigs.

Attractive acquisition price, immediately accretive, leverage neutral: Transaction valued at ~2.5x next 12 months Consolidated EBITDAX1 (based on strip pricing as of April 28, 2023), in line with recent transaction valuations in the basin and estimated to be 20% accretive to next 12 months Free Cash Flow1 and Free Cash Flow per share. The purchase is projected to be leverage neutral within 18 months at $75 NYMEX WTI.
Disciplined development: Upon closing, Vital Energy plans to operate one rig on the acquired leasehold, reduced from two rigs operated by the current owner. This disciplined approach will keep production levels on the asset relatively flat while maximizing Free Cash Flow. Additional details outlining development plans for the asset and impact to full-year 2023 guidance will be provided upon closing of the transaction.
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
Houlihan Lokey and KeyBank are serving as financial advisors to Vital Energy and Latham & Watkins is serving as legal counsel. RBC Richardson Barr is serving as financial advisor to Forge and O’Melveny & Myers is serving as legal counsel.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate and realize the anticipated benefits of acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, increases to interest rates as a result of the Federal Reserve's tightening monetary policy, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the

Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital's website at www.vitalenergy.com, "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as Free Cash Flow and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.
Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and

•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2022 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Tenth Amendment to the Senior Secured Credit Facility, as filed with the SEC on November 3, 2022.
Investor Contact:
Ron Hagood
918.858.5504
ron.hagood@vitalenergy.com
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